ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090301

Filed in the office of	Document Number 20140089176-88
Ross Miller Secretary of State State of Nevada	Filing Date and Time 02/04/2014 4:26 PM
	Entity Number E0256042007-3

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:
MYOS Corporation

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
The Company currently has outstanding 300,000,000 authorized shares of common stock, par value $0.001 per share, and 25,000,000 authorized shares of preferred stock, par value $0.001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
Following the change, the Company will have outstanding 6,000,000 authorized shares of common stock, par value $0.001 per share, and 500,000 authorized shares of preferred stock, par value $0.001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
One-for-fifty reverse stock split such that one share of common stock shall be issued and outstanding after the change for every fifty shares of common stock issued and outstanding immediately prior to the change.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
Fractional shares shall be rounded up to the nearest whole share.

7. Effective date and time of filing: (optional) Date: February 5, 2014 Time: 1:00 p.m. (PST)
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X ______________________ President

Signature of Officer Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.